UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

September 25, 2009	(September 16, 2009)
Date of Report	(Date of earliest event reported)
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32421	58-23420 21
( State or other jurisdiction of incorporation )	( Commission File Number )	( IRS Employer Identification No. )

420 Lexington Avenue, Suite 1718, New York, NY 10170
( Address of principal executive offices, including zip code )

Registrant's telephone number, including area code: (212) 201-2400

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act [17 CFR 240.14d-2(b)]
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act [17 CFR 240.13e-4(c)]

Item 1.01     Entry into a Material Definitive Agreement.

 On September 16, 2009, two Directors of the Company, Marvin S. Rosen and Philip D. Turits, converted an aggregate of $250,000 of outstanding principal owed to them by the Company as evidenced by ten (10)  promissory notes dated September 2, 2009, August 27, 2009, June 30, 2009, May 22, 2009, May 18, 2009, October 10, 2008, October 3, 2008, September 18, 2008, May 19, 2008 and December 3, 2007 into an aggregate of 2,083,334 shares of common stock and warrants to purchase 416,668 shares of common stock as determined by the closing price of the Common Stock on the business day prior to the closing of this conversion. Each warrant is exercisable at $0.14 per share, which is equal to 120% of the closing price of the Company’s Common Stock on the business day before closing of this conversion. The Form of Subscription and Rights Agreement and the Form of Common Stock Purchase Warrant used as for this conversion transaction are incorporated by reference and filed as Exhibits 99.1 and 99.2 to this report.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Subscription Agreement
10.2	Form of Common Stock Purchase Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ BARBARA HUGHES
Barbara Hughes
September 25, 2009	as Chief Financial Officer

INDEX TO EXHIBITS

No.	Description
10.1	Form of Subscription Agreement
10.2	Form of Common Stock Purchase Warrant